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                                 EXHIBIT 23(a)













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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Syntex Corporation:

         We hereby consent to the incorporation by reference in this Registration Statement and Post-Effective Amendments of our opinion dated September 21, 1993 which appears in the Company's Annual Report on Form 10-K for the year ended July 31, 1993. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in this Registration Statement.


                                                  DELOITTE & TOUCHE


Panama , R.P.
August 3, 1994





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